Exhibit 99.1

Brookline Bancorp Announces First Quarter Results

Net Income of $10.4 million, EPS of $0.15

BOSTON--(BUSINESS WIRE)--April 23, 2014--Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $10.4 million, or $0.15 per basic share and diluted share, for the first quarter of 2014, compared to $8.8 million, or $0.13 per basic and diluted share, for the first quarter of 2013, and $7.7 million, or $0.11 per basic and diluted share, for the fourth quarter of 2013.

The Company’s 2014 first quarter results included $2.1 million in additional accretion related to a reforecast of certain acquired loans, the sale of a building resulting in a gain of $1.6 million, offset by charges of $1.3 million related to the consolidation of an operations center, discontinuance of two branch locations and CFO recruitment. Excluding these items, net income would have been $0.13 per basic and diluted share.

Paul Perrault, President and Chief Executive Officer of Brookline Bancorp, Inc., stated: "We continue to experience the rewards of the strong foundation that we built in order to be the preferred financial institution in our market area. Our commercial bankers produced strong loan growth in the quarter and prospects remain encouraging for the quarters ahead. Recently, Carl M. Carlson joined Brookline Bancorp, Inc. as its Chief Financial Officer and Treasurer. Carl is an accomplished banker and is settling in well with the management team.”

BALANCE SHEET

Total assets increased $93.7 million during the first quarter of 2014 to $5.4 billion at March 31, 2014, and increased $308.4 million from $5.1 billion at March 31, 2013. The growth in total assets during the first quarter of 2014 was primarily driven by loans and leases, which increased $99.5 million to $4.5 billion at March 31, 2014, representing 9.1 percent growth on an annualized basis. At March 31, 2014, the commercial real estate and commercial loan and lease portfolios totaled $3.3 billion, or 73.6 percent of total loans and leases, as compared to $3.2 billion, or 72.6 percent at December 31, 2013, and $2.9 billion, or 69.3 percent at March 31, 2013. Strong loan growth continued in our total commercial loan and lease portfolio, which increased $45.8 million during the first quarter of 2014, or 19.0 percent on an annualized basis. This growth offsets the decrease of $26.6 million in the indirect automobile loan portfolio during the same period.

Cash, cash equivalents, and investment securities increased $15.1 million quarter-to-quarter and $21.3 million year-to-year to $600.5 million, or 11.1 percent of total assets at March 31, 2014, as compared to $585.4 million, or 11.0 percent of total assets at December 31, 2013, and $579.2 million, or 11.3 percent of total assets at March 31, 2013. Deposits of $3.8 billion at March 31, 2014 were up $12.6 million from December 31, 2013 and up $221.6 million from March 31, 2013. Core deposits, which consist of demand checking, NOW, savings, and money market accounts, increased at a 4.1 percent annualized rate in the first quarter of 2014, raising the core deposit ratio to 76.1 percent at March 31, 2014 from 75.6 percent at December 31, 2013. Total borrowings at March 31, 2014 were $892.0 million, an increase of $79.5 million as compared to December 31, 2013, and $71.6 million as compared to March 31, 2013.

The ratio of stockholders’ equity to total assets was 11.46 percent at March 31, 2014, as compared to 11.53 percent at December 31, 2013. The ratio of tangible stockholders’ equity to tangible assets was 8.87 percent at March 31, 2014, as compared to 8.88 percent at December 31, 2013.

NET INTEREST INCOME

Net interest income for the first quarter of 2014 increased $4.0 million to $47.7 million from $43.7 million for the first quarter of 2013, largely as a result of a $0.6 million increase in interest income from investments, a $1.4 million increase in interest income from commercial real estate loans, a $2.8 million increase in accretion related to acquired loans, deposits and borrowed funds, a $1.7 million decrease in interest income due to the runoff in indirect auto loans and a $1.0 million decrease in interest expense on deposits and borrowings.

Net interest margin increased to 3.82 percent for the three months ended March 31, 2014 from 3.70 percent for the three months ended March 31, 2013.

PROVISION FOR LOAN LOSSES

The Company recorded a provision for loan losses of $2.4 million for the quarter ended March 31, 2014 as total loans grew, compared to $1.8 million a year earlier.

Net charge-offs were $0.7 million in the first quarter of 2014 compared to $0.4 million in the same period a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.06 percent compared to 0.04 percent a year ago.

The allowance for loan losses represented 1.13 percent of total loans at March 31, 2014 compared to 1.02 percent a year ago. The allowance for loan losses related to originated loans and leases as a percentage of originated loans and leases was 1.33 percent compared to 1.34 percent a year ago.

NON-INTEREST INCOME

Non-interest income for the quarter ended March 31, 2014 increased $1.8 million to $5.1 million from $3.3 million for the quarter ended March 31, 2013. Several factors contributed to the year-to-year increase, including a net $1.5 million gain on the sale of a building and a $0.3 million increase in gain on sales of loans held-for-sale, offset by a $0.2 million increase on the losses from investment in affordable housing projects, and a $0.1 million decrease in deposit fees.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2014 increased $2.8 million to $33.6 million from $30.8 million for the quarter ended March 31, 2013. The year-over-year increase in non-interest expense included an increase of $1.7 million in compensation and employee benefit expense driven primarily by additional staffing for certain initiatives including the opening of the Waltham, MA branch of Brookline Bank and to support the growth in Equipment Finance. Additionally, occupancy expense increased $1.3 million due, in part, to the recognition of future lease obligations associated with the consolidation of our operations center and two discontinued branch properties. These increases were offset by a decrease of $0.4 million in other expenses.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The return on average assets increased during the first quarter of 2014 to 0.78 percent at March 31, 2014 from 0.70 percent for the first quarter of 2013.

The return on average tangible stockholders’ equity increased to 8.92 percent for the first quarter of 2014 from 7.70 percent for the quarter ended March 31, 2013.

ASSET QUALITY

Nonperforming loans and leases increased $1.6 million to $18.1 million at March 31, 2014 from $16.5 million at December 31, 2013. The ratio of nonperforming loans and leases to total loans and leases increased to 0.41 percent at March 31, 2014 from 0.38 percent at December 31, 2013. Nonperforming assets also increased $1.4 million to $19.4 million or 0.36 percent of total assets at March 31, 2014, from $18.1 million, or 0.34 percent of total assets, at December 31, 2013.

DIVIDEND DECLARED

The Company’s Board of Directors approved, for the 48th consecutive quarter, a dividend of $0.085 per share. The dividend will be paid on May 23, 2014 to shareholders of record on May 9, 2014.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, April 24, 2014 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 888-317-6016 (United States) or 412-317-6016 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10042928. The call will be available live and in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $5.4 billion in assets and branch locations throughout Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank. The Company provides commercial and retail banking services and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the FASB in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share and tangible stockholders’ equity to tangible assets. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended March 31,
	2014	2013
	(Dollars In Thousands Except Share Data)
Earnings Data:
Net interest income	$47,734	$43,669
Provision for credit losses	2,443	1,855
Non-interest income	5,124	3,327
Non-interest expense	33,576	30,772
Income before income taxes	16,839	14,369
Net income attributable to Brookline Bancorp, Inc.	10,422	8,813

Performance Ratios:
Net interest margin (1)	3.82%	3.70%
Interest-rate spread (1)	3.67%	3.54%
Return on average assets	0.78%	0.70%
Return on average stockholders' equity	6.70%	5.72%
Return on average tangible stockholders' equity (non-GAAP)	8.92%	7.70%
Efficiency ratio	63.52%	65.48%

Per Common Share Data:
Net income — Basic	$0.15	$0.13
Net income — Diluted	0.15	0.13
Cash dividends declared	0.085	0.085
Book value per share (end of period)	8.88	8.80
Tangible book value per share (end of period) (non-GAAP)	6.68	6.53
Stock price (end of period)	9.42	9.14

(1) Calculated on a fully tax-equivalent basis.

	At and for the Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(Dollars in Thousands)
Balance Sheet:
Total assets	$5,418,785	$5,325,106	$5,236,229	$5,150,480	$5,110,378
Total loans and leases	4,461,997	4,362,465	4,299,477	4,205,015	4,173,985
Total deposits	3,847,650	3,835,006	3,737,978	3,656,981	3,626,033
Brookline Bancorp, Inc. stockholders’ equity	620,799	613,867	614,811	611,284	614,039

Asset Quality:
Nonperforming assets	$19,430	$18,079	$16,738	$18,986	$22,941
Nonperforming assets as a percentage of total assets	0.36%	0.34%	0.32%	0.37%	0.45%
Allowance for loan and lease losses	$50,224	$48,473	$46,390	$44,281	$42,532
Allowance for loan and lease losses as a percentage of total loans and leases	1.13%	1.11%	1.08%	1.05%	1.02%
Net loan and lease charge-offs	$666	$1,676	$621	$639	$419
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.06%	0.16%	0.06%	0.06%	0.04%

Capital Ratios:
Stockholders’ equity to total assets	11.46%	11.53%	11.74%	11.87%	12.02%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.87%	8.88%	9.03%	9.10%	9.20%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$50,000	$37,148	$37,220	33,008	$39,330
Short-term investments	22,936	55,357	58,195	66,787	52,766
Total cash and cash equivalents	72,936	92,505	95,415	99,795	92,096
Investment securities available-for-sale	527,073	492,428	480,402	479,177	486,625
Investment securities held-to-maturity	500	500	500	500	500
Total investment securities	527,573	492,928	480,902	479,677	487,125
Loans and leases held-for-sale	177	13,372	200	4,221	839
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,505,674	1,461,985	1,400,769	1,349,051	1,299,496
Multi-family mortgage	632,122	627,933	599,601	594,939	585,669
Construction	136,679	113,705	118,090	112,684	115,896
Total commercial real estate loans	2,274,475	2,203,623	2,118,460	2,056,674	2,001,061
Commercial loans and leases:
Commercial	437,957	407,792	409,376	376,507	399,781
Equipment financing	529,670	513,024	513,345	476,724	448,701
Condominium association	43,810	44,794	43,205	41,859	43,043
Total commercial loans and leases	1,011,437	965,610	965,926	895,090	891,525
Indirect automobile loans	373,965	400,531	440,949	479,782	510,954
Consumer loans:
Residential mortgage	530,347	528,185	511,835	507,099	509,155
Home equity	261,836	257,461	254,888	257,839	254,048
Other consumer	9,937	7,055	7,419	8,531	7,242
Total consumer loans	802,120	792,701	774,142	773,469	770,445
Total loans and leases	4,461,997	4,362,465	4,299,477	4,205,015	4,173,985
Allowance for loan and lease losses	(50,224)	(48,473)	(46,390)	(44,281)	(42,532)
Net loans and leases	4,411,773	4,313,992	4,253,087	4,160,734	4,131,453
Restricted equity securities	66,559	66,559	66,627	66,627	66,553
Premises and equipment, net of accumulated depreciation	81,396	80,505	79,504	76,867	74,223
Deferred tax asset	29,319	31,710	34,322	32,739	29,123
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	16,026	16,887	18,015	19,168	20,345
Other real estate owned and repossessed assets	1,290	1,578	1,319	1,493	1,248
Other assets	73,846	77,180	68,948	71,269	69,483
Total assets	$5,418,785	$5,325,106	$5,236,229	5,150,480	$5,110,378
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$682,383	$707,023	$667,181	644,507	$623,315
Interest-bearing deposits:
NOW accounts	212,877	210,602	204,164	196,778	194,313
Savings accounts	517,327	494,734	512,393	503,170	509,967
Money market accounts	1,517,290	1,487,979	1,403,881	1,340,024	1,303,231
Certificate of deposit accounts	917,773	934,668	950,359	972,502	995,207
Total interest-bearing deposits	3,165,267	3,127,983	3,070,797	3,012,474	3,002,718
Total deposits	3,847,650	3,835,006	3,737,978	3,656,981	3,626,033
Borrowed funds:
Advances from the FHLBB	855,915	768,773	784,740	785,565	759,675
Other borrowed funds	36,101	43,782	44,062	44,501	60,772
Total borrowed funds	892,016	812,555	828,802	830,066	820,447
Mortgagors’ escrow accounts	8,696	7,889	8,008	7,465	7,823
Accrued expenses and other liabilities	45,703	51,485	42,820	41,097	38,825
Total liabilities	4,794,065	4,706,935	4,617,608	4,535,609	4,493,128
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 75,744,445 shares issued	757	757	757	757	757
Additional paid-in capital	617,978	617,538	616,968	619,033	618,708
Retained earnings, partially restricted	69,361	64,903	63,210	59,747	56,211
Accumulated other comprehensive (loss) income	(5,936)	(7,915)	(4,900)	(4,441)	2,233
Treasury stock, at cost;
5,171,985 shares, 5,171,985 shares, 5,154,327 shares, 5,373,733 shares, and 5,373,733 shares, respectively	(59,826)	(59,826)	(59,576)	(62,107)	(62,107)
Unallocated common stock held by ESOP;
281,595 shares, 291,666 shares, 302,229 shares, 312,792 shares, and 323,355 shares, respectively	(1,535)	(1,590)	(1,648)	(1,705)	(1,763)
Total Brookline Bancorp, Inc. stockholders’ equity	620,799	613,867	614,811	611,284	614,039
Noncontrolling interest in subsidiary	3,921	4,304	3,810	3,587	3,211
Total stockholders' equity	624,720	618,171	618,621	614,871	617,250
Total liabilities and stockholders' equity	$5,418,785	$5,325,106	$5,236,229	5,150,480	$5,110,378

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$51,942	$49,419
Debt securities	2,259	1,852
Marketable and restricted equity securities	449	310
Short-term investments	44	31
Total interest and dividend income	54,694	51,612
Interest expense:
Deposits	4,291	4,834
Borrowed funds	2,669	3,109
Total interest expense	6,960	7,943
Net interest income	47,734	43,669
Provision for credit losses	2,443	1,855
Net interest income after provision for credit losses	45,291	41,814
Non-interest income:
Deposit Fees	1,959	2,066
Loan Fees	436	421
Loss from investments in affordable housing projects	(504)	(312)
Gain on sales of loans and leases held-for-sale	602	298
Gain on sales/disposals of fixed assets, net	1,510	—
Other	1,121	854
Total non-interest income	5,124	3,327
Non-interest expense:
Compensation and employee benefits	18,032	16,298
Occupancy	4,405	3,083
Equipment and data processing	4,377	4,100
Professional services	1,727	1,501
FDIC insurance	860	934
Advertising and marketing	665	670
Amortization of identified intangible assets	861	1,165
Other	2,649	3,021
Total non-interest expense	33,576	30,772
Income before provision for income taxes	16,839	14,369
Provision for income taxes	5,995	5,129
Net income before noncontrolling interest in subsidiary	10,844	9,240
Less net income attributable to noncontrolling interest in subsidiary	422	427
Net income attributable to Brookline Bancorp, Inc.	$10,422	$8,813
Earnings per common share:
Basic	$0.15	$0.13
Diluted	$0.15	$0.13
Weighted average common shares outstanding during the period:
Basic	69,875,473	69,762,784
Diluted	69,983,999	69,830,630
Dividends declared per common share	$0.085	$0.085

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$1,814	$1,098	$1,137	$2,682	$3,970
Multi-family mortgage	—	—	664	1,593	4,132
Construction	—	—	—	—	—
Total commercial real estate loans	1,814	1,098	1,801	4,275	8,102

Commercial	6,350	6,148	4,747	4,680	5,035
Equipment financing	4,633	4,115	4,116	4,014	3,595
Condominium association	—	1	3	4	6
Total commercial loans and leases	10,983	10,264	8,866	8,698	8,636

Indirect automobile loans	378	259	195	156	62

Residential mortgage	3,138	2,875	2,738	2,786	3,724
Home equity	1,799	1,987	1,801	1,557	1,150
Other consumer	28	18	18	21	19
Total consumer loans	4,965	4,880	4,557	4,364	4,893

Total nonaccrual loans and leases	18,140	16,501	15,419	17,493	21,693

Other real estate owned	855	577	726	1,002	943
Other repossessed assets	435	1,001	593	491	305
Total nonperforming assets	$19,430	$18,079	$16,738	$18,986	$22,941

Troubled debt restructurings on accrual	11,532	12,759	12,158	9,631	9,816
Troubled debt restructurings on nonaccrual	6,764	5,589	5,905	6,919	7,514
Total troubled debt restructurings	$18,296	$18,348	$18,063	$16,550	$17,330

Nonperforming loans and leases as a percentage of total loans and leases	0.41%	0.38%	0.36%	0.42%	0.52%
Nonperforming assets as a percentage of total assets	0.36%	0.34%	0.32%	0.37%	0.45%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$48,473	$46,390	$44,281	$42,532	$41,152
Charge-offs	(1,050)	(2,193)	(903)	(1,028)	(661)
Recoveries	384	517	282	389	242
Net charge-offs	(666)	(1,676)	(621)	(639)	(419)
Provision for loan and lease losses	2,417	3,759	2,730	2,388	1,799
Allowance for loan and lease losses at end of period	$50,224	$48,473	$46,390	$44,281	$42,532

Allowance for loan and lease losses as a percentage of total loans and leases	1.13%	1.11%	1.08%	1.05%	1.02%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	1.33%	1.32%	1.31%	1.34%	1.34%

NET CHARGE-OFFS:
Commercial real estate loans	$—	$(9)	$7	$81	$(4)
Commercial loans and leases	300	803	157	295	166
Indirect automobile loans	185	419	396	170	231
Consumer loans	181	463	61	93	26
Total net charge-offs	$666	$1,676	$621	$639	$419

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.06%	0.16%	0.06%	0.06%	0.04%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	March 31, 2014			December 31, 2013			March 31, 2013
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	502,598	2,263	1.80%	474,968	2,141	1.80%	471,509	1,861	1.58%
Marketable and restricted equity securities (2)	66,954	497	2.99%	66,990	350	2.08%	68,550	357	2.10%
Short-term investments	$45,834	$44	0.39%	$72,304	$39	0.21%	$57,695	$29	0.20%
Total investments	615,386	2,804	1.83%	614,262	2,530	1.65%	597,754	2,247	1.48%
Loans and Leases:
Commercial real estate loans (3)	2,228,495	25,702	4.61%	2,165,330	24,816	4.54%	1,988,501	24,315	4.89%
Commercial loans (3)	476,455	4,693	3.94%	461,656	4,783	4.07%	426,573	4,569	4.28%
Equipment financing (3)	522,288	11,037	8.50%	494,173	7,897	6.36%	436,983	8,001	7.38%
Indirect automobile loans (3)	384,833	3,264	3.44%	420,456	3,743	3.53%	526,923	4,916	3.78%
Residential mortgage loans (3)	532,593	4,809	3.65%	516,155	4,794	3.70%	508,303	5,165	4.10%
Other consumer loans (3)	267,204	2,579	3.91%	264,528	2,738	4.10%	265,047	2,616	4.00%
Total loans and leases	4,411,868	52,084	4.74%	4,322,298	48,771	4.47%	4,152,330	49,582	4.80%
Total interest-earning assets	5,027,254	54,888	4.38%	4,936,560	51,301	4.12%	4,750,084	51,829	4.38%
Allowance for loan and lease losses	(49,087)			(46,566)			(41,487)
Non-interest-earning assets	383,550			397,488			362,566
Total assets	$5,361,717			$5,287,482			$5,071,163

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$206,226	$41	0.08%	$207,768	$45	0.09%	$190,320	$51	0.11%
Savings accounts	508,555	303	0.24%	502,802	312	0.25%	514,383	337	0.27%
Money market accounts	1,505,992	1,959	0.53%	1,471,402	2,086	0.56%	1,294,593	2,061	0.65%
Certificates of deposit	927,199	1,988	0.87%	942,595	2,116	0.89%	1,002,602	2,385	0.96%
Total interest-bearing deposits	3,147,972	4,291	0.55%	3,124,567	4,559	0.58%	3,001,898	4,834	0.65%
Borrowings
Advances from the FHLBB	803,729	2,531	1.28%	752,854	2,583	1.36%	753,270	2,955	1.59%
Other borrowed funds	38,438	138	1.45%	40,729	133	1.29%	63,065	154	0.99%
Total borrowings	842,167	2,669	1.29%	793,583	2,716	1.36%	816,335	3,109	1.54%
Total interest-bearing liabilities	3,990,139	6,960	0.71%	3,918,150	7,275	0.74%	3,818,233	7,943	0.84%
Non-interest-bearing liabilities:
Demand checking accounts	698,462			701,163			607,878
Other non-interest-bearing liabilities	47,103			45,804			24,575
Total liabilities	4,735,704			4,665,117			4,450,686
Brookline Bancorp, Inc. stockholders’ equity	621,764			618,385			616,627
Noncontrolling interest in subsidiary	4,249			3,980			3,850
Total liabilities and equity	$5,361,717			$5,287,482			$5,071,163
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		47,928	3.67%		44,026	3.38%		43,886	3.54%
Less adjustment of tax-exempt income		194			252			217
Net interest income		$47,734			$43,774			$43,669
Net interest margin (5)			3.82%			3.54%			3.70%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(Dollars in Thousands)
Brookline Bancorp, Inc. stockholders’ equity	$620,799	$613,867	$614,811	$611,284	$614,039
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets	16,026	16,887	18,015	19,168	20,345
Tangible stockholders' equity	$466,883	$459,090	$458,906	$454,226	$455,804

Total assets	$5,418,785	$5,325,106	$5,236,229	$5,150,480	$5,110,378
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets	16,026	16,887	18,015	19,168	20,345
Tangible assets	$5,264,869	$5,170,329	$5,080,324	$4,993,422	$4,952,143

Tangible stockholders’ equity to tangible assets	8.87%	8.88%	9.03%	9.10%	9.20%

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(Dollars in Thousands)
Tangible stockholders' equity	$466,883	$459,090	$458,906	$454,226	$455,804

Number of common shares issued	75,744,445	75,744,445	75,744,445	75,744,445	75,744,445
Less:
Treasury shares	5,171,985	5,171,985	5,154,327	5,373,733	5,373,733
Unallocated ESOP shares	281,595	291,666	302,229	312,792	323,355
Unvested restricted stocks	408,651	409,068	429,818	276,011	277,510
Number of common shares outstanding	69,882,214	69,871,726	69,858,071	69,781,909	69,769,847

Tangible book value per common share	$6.68	$6.57	$6.57	$6.51	$6.53

	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(Dollars in Thousands)
Allowance for loan and lease losses	$50,224	$48,473	$46,390	$44,281	$42,532
Less:
Allowance for acquired loans and leases losses	1,404	1,632	1,278	620	—
Allowance for originated loan and lease losses	$48,820	$46,841	$45,112	$43,661	$42,532

Total loans and leases	$4,461,997	$4,362,465	$4,299,477	$4,205,015	$4,173,985
Less:
Total acquired loans and leases	779,747	815,412	865,708	938,815	997,988
Total originated loans and leases	$3,682,250	$3,547,053	$3,433,769	$3,266,200	$3,175,997

Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	1.33%	1.32%	1.31%	1.34%	1.34%

CONTACT:
Brookline Bancorp, Inc.
Carl M. Carlson, 617-425-5331
Chief Financial Officer and Treasurer
ccarlson@brkl.com